UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549
                    ____________________

                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

      Date of Report (Date of earliest event reported):
              December 29, 2004 (December 17, 2004)
                     ___________________

                    TORCH OFFSHORE, INC.
   (Exact Name of Registrant as Specified in its Charter)

                         000-32855
                  (Commission  File Number)

        Delaware                     74-2982117
(State or Other Jurisdiction       (IRS Employer
   of Incorporation)             Identification No.)

       401 Whitney Avenue, Suite 400
            Gretna, Louisiana                70056-2596
  (Address of Principal Executive Offices)   (Zip Code)

       Registrant's Telephone Number, Including Area Code:
                       (504) 367-7030
                     ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule
          14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule
          13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)


Item 2.04 Triggering Events That Accelerate or Increase a
          Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 22, 2004, Torch Offshore, Inc. (the "Company") received notice from General Electric Capital Corporation ("GE Capital") that it, Torch Offshore, L.L.C. and Torch Express, L.L.C., were in default under the Loan Agreement dated December 17, 2003, as amended (the "Loan Agreement"), for failure to make the quarterly payment due December 17, 2004. Under the terms of the Loan Agreement, the Company is required to make quarterly payments of principal and interest over seven years. Prior to the default, the interest rate under the Loan Agreement was a variable rate of 4.25% plus the London Interbank Offering Rate ("LIBOR"). In the notice, GE Capital advised the Company that as a result of the default, effective as of December 17, 2004, the interest rate under the Loan Agreement will be equal to the greater of 18.0% per annum or 2.0% over the interest rate applicable under the promissory note issued under the Loan Agreement. Further, GE Capital reserved its rights to pursue all remedies available to it under the Loan Agreement, which include the ability to accelerate the due date of all amounts outstanding under the Loan Agreement.

As of December 29, 2004, an aggregate principal amount of $14.5 million is outstanding under the Loan Agreement, which is secured by three of the Company's vessels, the Midnight Wrangler, Midnight Gator and the Midnight Eagle. On December 29, 2004, GE Capital arrested the Midnight Wrangler. GE Capital prompted the arrest by filing a lawsuit in the United States District Court for the Eastern District of Texas, Beaumont Division. The Company is currently discussing a waiver or forbearance with GE Capital, however, there can be no assurance that the Company will be able to negotiate a waiver or forbearance or that such a waiver or forbearance will be on terms acceptable to the Company. If the Company is unable to negotiate a waiver or forbearance with GE Capital, it could have a material adverse effect on the Company's ability to continue its operations.

In addition, the default under the Loan Agreement has triggered a default under another loan agreement between the Company and GE Capital entered into in March 2003 (the "Second Loan Agreement"), which is also secured by the Midnight Eagle, and may trigger defaults under other loan agreements of the Company. As of December 29, 2004, an aggregate principal amount of $7.4 million is outstanding under the Second Loan Agreement. The default under the Second Loan Agreement could result in an acceleration of the due date of all amounts outstanding under the Second Loan Agreement. As a result of the foregoing matters, the Company may not have sufficient funds to finance its operations in the near future and thereafter.

Item 8.01 Other Events.

On December 17, 2004, Adams Vessels (Bilbao) Limited ("AVBL") filed a complaint against Torch Offshore, L.L.C. in the United States District Court, Southern District of New York, for breach of the parties' Termination and Settlement Agreement (the "Termination and Settlement Agreement") dated June 4, 2004. The Termination and Settlement Agreement established a payment plan for payment of AVBL's claim associated with the usage of the Midnight Arrow against Torch Offshore, L.L.C. The complaint claims that the failure to meet these payment obligations resulted in the remaining outstanding balance becoming due and payable immediately. The complaint states that AVBL was damaged in the amount of $1.3 million. AVBL has also claimed interest and attorneys' fees and expenses.

On December 21, 2004, Cable Shipping, Inc. filed a complaint against Torch Offshore, L.L.C. and Torch Offshore, Inc. in the United States District Court, Eastern District of Louisiana, seeking to enforce the $4.1 million settlement agreement which was to be paid to them on November 19, 2004 (the "Final Consent Award"). The Final Consent Award was granted in the United Kingdom so Cable Shipping, Inc. is attempting to have the judgment recognized as binding and enforceable in the United States, in addition to interest, attorney's fees and other costs.

Also, on December 21 and 23, 2004, three of the Company's vessels (the Midnight Express, Midnight Wrangler and the Midnight Eagle) were arrested by United States Marshals at the request of C-Mar America, Inc ("C-Mar"). C-Mar prompted the arrests by filing lawsuits in the United States District Courts for the Eastern District of Texas and the Eastern District of Louisiana. The Midnight Express and Midnight Eagle are under arrest in Louisiana and the Midnight Wrangler is located in Texas. The basis for C-Mar's suit is the failure of the Company to satisfy certain debt obligations owed to C-Mar. The Company is currently in negotiations with C-Mar, however, there can be no guarantee that acceptable terms will be reached between the parties and that the seizure of the vessels will be lifted in the near term. Further, another vendor has joined in the Louisiana lawsuit claiming that the Company has failed to satisfy its debts. Failure to have the vessels released could have a material adverse effect on the Company's ability to continue its operations and may result in further defaults being declared under the loan agreements for which those vessels serve as collateral. In light of the Company's existing operating and financial challenges, the Company is exploring its strategic options, which may include seeking protection under the Federal Bankruptcy Code, in conjunction with its ongoing discussions with lenders and other parties to restructure its debt and other obligations. As part of these efforts and as previously announced, the Company has engaged the services of restructuring advisors. The failure of the Company to obtain additional financing or resolve any existing or future defaults with respect to its loan agreements and other debt or the commencement of bankruptcy proceedings would have a material adverse effect on the Company's business and on the value of the Company's equity securities.


                          SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TORCH OFFSHORE, INC.


                              By: /s/ ROBERT E. FULTON
Date: December 29, 2004       -------------------------
                              Robert E. Fulton
                              Chief Financial Officer